Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

Alewine Limited Liability Company,

A Nevada limited liability company

LILM, INC.

a Nevada Corporation

Kent Campbell,

Denis Espinoza

and

Legal & Compliance, LLC, as Escrow Agent

Dated as of September ___, 2013

TABLE OF CONTENTS

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 20th  day of September 2013, among Alewine Limited Liability Company, a Nevada limited liability company (the “Seller”), LILM, INC., a Nevada corporation (the “Company”), Kent Campbell (“Campbell”), Denis Espinoza (“Espinoza”) and Legal & Compliance, LLC, as Escrow Agent (the “Escrow Agent”).  Campbell and Espinoza may hereafter be referred to individually as “Purchaser” and collectively as “Purchasers”.

W I T N E S S E T H:

WHEREAS, Seller owns 1,863,475 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Purchasers desire to purchase an aggregate of 1,788,475 shares of the Common Stock (the “Shares”) from the Seller on the terms and conditions set forth in this Agreement; and

WHEREAS, the Seller desires to sell the Shares to the Purchasers on the terms and conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller and the Purchasers hereby agree as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE PURCHASERS

As an inducement to, and to obtain the reliance of the Company, except as set forth in the Purchaser’s Schedules (as hereinafter defined), the Purchasers represent and warrant as of the Closing Date (as hereinafter defined), as follows:

Section 1.01 Authority of the Purchasers; Execution of Agreement

.  The Purchasers have all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by Purchasers hereunder.  No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed by Purchasers hereunder.  This Agreement has been duly executed and delivered by the Purchasers and constitutes a valid and legally binding obligation of the Purchasers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

Section 1.02 Purchaser’s Experience.

Each Purchaser is an experienced and sophisticated investors, able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SELLER AND THE COMPANY

As an inducement to, and to obtain the reliance of the Purchasers, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization

.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Company Schedules are complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s certificate of incorporation or bylaws.  The Company has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization

.  The Company’s authorized capitalization consists of (a) 25,000,000 shares of common stock, par value $0.001 per share (“the Common Stock”), of which 2,633,750 shares are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations

.  Except Lil Marc, Inc., the Company does not have any predecessor corporation(s), subsidiaries, and does not own, beneficially or of record, any shares of any other corporation. However, the Company is a subsidiary of its parent corporation.

Section 2.04 Financial Statements.

(a) All financial statements of the Company as filed with the SEC have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets are true and accurate and present fairly as of their respective dates the financial condition of the Company.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(b) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(c) The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.  In addition, all such tax returns are correct and complete in all material respects.  All taxes of the Company which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Financial Statements in accordance with GAAP.  There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable.  The Company does not know of any proposed or threatened tax claims or assessments.

(d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices

(e) All of the Company’s assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the Company or the notes thereto, the Company has no liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Information

.  The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06 Options or Warrants

.  Except as set forth in Schedule 2.06, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of the Company) or obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company.  There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company Common Stock of the Company or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.07 Absence of Certain Changes or Events

.  Since the date of the most recent Company balance sheet included in the Company SEC Reports, as hereinafter defined:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) except as reflected in the Company SEC Reports,  the Company has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) the Company has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent the Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08 Litigation and Proceedings

There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Company Schedules.  The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) Except as set forth Schedule, the Company is not a party to, and its assets, products, technology and properties are not bound by, any leases, contract, franchise, license agreement, agreement, debt instrument, obligation, arrangement, understanding or other commitments whether such agreement is in writing or oral (“Contracts”).

(b) The Company is not a party to or bound by, and the properties of the Company are not subject to any Contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) The Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of the Company.

Section 2.10 No Conflict With Other Instruments

.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations

.  The Company has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to the Company and the operation of its business.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement

.  The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations

.  Except as disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, 5% or more of the issued and outstanding common stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company.  The Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 The Company Schedules

.  The Company and Seller have delivered to the Purchasers the Company Schedules identified in this Agreement which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement.  The Company shall cause the Company Schedules and the instruments and data delivered to the Purchasers hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Bank Accounts; Power of Attorney

.  Set forth in the Company Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company, (b) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation.

  This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 SEC Filings

Financial Statements.

(a) The Company has made available to the Purchasers a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by the Company with the SEC since its initial filing on March 30, 2006 (the “the Company SEC Reports”), which are all the forms, reports and documents filed by the Company with the SEC from March 30, 2006 to the date of this Agreement. As of their respective dates, the Company SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such the Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company taken as a whole.

Section 2.18 OTC Markets Quotation and DTC.

 The Company Common Stock is quoted on the QB Tier of the OTC Markets Group (“OTCQB”). There is no action or proceeding pending or, to the Company’s knowledge, threatened against the Company by The Financial Industry Regulatory Authority, Inc. ("FINRA") with respect to any intention by such entity to prohibit or terminate the quotation of the Company’s Common Stock on the OTCQB.  The Company’s common stock shall be Depository Trust Company (“DTC”) eligible and listed in transferable status and shall not be subject to any DTC “chills” or “locks.”

Section 2.19 Exchange Act Compliance.

  The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of the Company Common Stock have been registered under Section 12(g) of the Exchange Act, and the Company is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

Section 2.20 Insurance Policies.

The Company has not received notice of any pending or threatened cancellation (retroactive or otherwise) with respect to any of the insurance policies in force naming the Company, any of its employees thereof as an insured or beneficiary or as a loss payable payee and the Company is in compliance in all material respects with all conditions contained therein.  There are no pending claims against such insurance policies by the Company as to which insurers are defending under reservation of rights or have denied liability, and there exists no claim under such insurance policies that has not been properly filed by the Company.  Set forth on Schedule 2.20 is a list of all of the Company’s insurance policies.

Section 2.21 Employee Benefit Plans and Agreements

                      The Company has no deferred compensation, pension, profit-sharing and retirement plans, or bonus, welfare, severance policies or programs or other “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit or stock option, stock ownership, stock appreciation, phantom stock or equity (or equity-based) plans, including individual contracts, severance agreements, employee agreements, consulting agreements with individuals, separation and change in control programs, agreements or arrangements, or employee retention agreements, providing the same or similar benefits, whether or not written, participated in or maintained by the Company or with respect to which contributions are made or obligations assumed by the Company in respect of the Company (including health, life insurance and other benefit plans maintained for former employees or retirees).

ARTICLE III
SHARE PURCHASE

Section 3.01 The Sale and Purchase.

  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.03), the Seller shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, 1,788,475 Shares of the Company’s common stock held by Seller to the Purchasers in the following amounts: 1,466,225 Shares to Campbell and 322,250 Shares to Espinoza. In consideration of the transfer by Seller of the Shares to the Purchasers, the Purchasers shall deliver to the Seller the purchase price of Two Hundred Seventy Seven Thousand Five Hundred Dollars ($277,500) (the “Purchase Price”) as follows: (a) Espinoza shall pay $42,500 in cash (the “Espinoza Cash Payment”), (b) credit against the Purchase Price for the following Company debts in the amount of $77,992 owed to George I. Norman, III (the “Norman Note”) and $29,016 of general liabilities of the Company, totaling $107,008 (the “General Liabilities”)  and (c) Campbell shall pay $127,992 in cash (the “Campbell Cash Payment”). The 1,788,475 shares to be sold to Purchasers under this Agreement are deemed “restricted shares” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended.

Section 3.02 Closing

.  The closing (“Closing”) of the transactions contemplated by this Agreement shall take place at the offices of the Escrow Agent (the “Closing”).  Subject to the terms and conditions of the Escrow Account set forth in Section 3.05 below and this Agreement, the date and time of the Closing shall be no later than September __, 2013 (or such later date as is mutually agreed to by the Company and the Purchasers), provided, that all of the conditions set forth herein and applicable to the Closing shall have been fulfilled or waived in accordance herewith (the “Closing Date”).

(a) At or prior to Closing:

(i) the Purchasers shall deliver to the Escrow Agent: (A) the Espinoza Cash Payment, (B) the Campbell Cash Payment, (C) the obligation/promise to cause the Company to satisfy the Norman Note on or before September 30, 2013, subject to Norman shipping a blow mold at Purchaser’s expense to Blow Molders Products located in Glen Avon, California as directed by Campbell (Campbell will provide a credit card number to do this), (D) the obligation/promise to cause the Company to pay and satisfy the General Liabilities on or before October 24, 2013 and (E) and any other documents required to be delivered pursuant to this Agreement.

(ii) the Seller shall deliver to the Escrow Agent certificates for the Shares, together with medallion guarantees for transfer (the “Stock Certificates”) and any other documents required to be delivered pursuant to this Agreement and

(iii) Within 72 hours of the Closing, the Seller shall cause George Norman to be removed as signor on the Company bank accounts and Kent Campbell be named as the signor on same

Section 3.03 Closing Events

.  At such time that the Escrow Agent has received the items set forth in Section 3.02(a) above, the Closing shall occur and the Escrow Agent shall: (i) deliver to Seller the Espinoza Cash Payment and the Campbell Cash Payment, and (ii) deliver to the Purchasers their respective Stock Certificates.  The Seller, the Company and the Purchasers shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.04 Termination

.  Except as otherwise set forth in this Agreement, this Agreement may be terminated by the Purchaser or the Company only in the event that the Company or the Purchaser do not meet the conditions precedent set forth in Articles V and VI.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

Section 3.05 Escrow Account.

(a)  Appointment of Escrow Agent.  The Escrow Agent is hereby appointed to act as escrow agent hereunder and the Escrow Agent agrees to act as such.

(b)  Escrow Fund.  The Escrow Fund shall be comprised of the items set forth in Section 3.02(a) above.

(c)  Distribution of the Escrow Fund.  The Escrow Agent shall continue to hold the Escrow Fund until it has received notification signed by the Seller and the Purchasers directing distribution of all or part of the Escrow Fund.

(d)  Termination.  This Escrow Account may be terminated at any time and upon the receipt by the Escrow Agent of 10 days' prior written notice of termination executed by the Seller and the Purchasers directing the distribution of all items then held by the Escrow Agent hereto.  This Escrow Account shall automatically terminate if and when all items held in escrow shall have been distributed by the Escrow Agent in accordance with the terms hereof.

(e)           Escrow Agent.

(i)  Obligations.  The obligations of the Escrow Agent hereunder are those specifically provided in this Agreement and no other, and the Escrow Agent shall have no liability under, or duty to inquire into the terms and provisions of, any other agreement between or among the parties.  The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability hereunder whatsoever, except for willful misconduct or gross negligence.  The Escrow Agent may consult with counsel of its choice and shall not be liable for any action taken or not taken or suffered by it in accordance with the advice of such counsel.  The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder and believed by it to be signed by the proper parties.

(ii)  Resignation and Removal.  The Escrow Agent may resign (and be discharged) from its duties hereunder at any time by giving at least 10 days' written notice of such resignation to the Seller and the Purchasers specifying the date upon which such resignation shall take effect.  Upon receipt of such written notice of resignation, a successor escrow agent shall be appointed by the Seller and Purchasers, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice.  If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 10 days after the giving of such written notice of resignation, the resigning escrow agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent.  The Seller and the Purchasers may at any time substitute a new escrow agent by giving 10 days' written notice thereof to the current escrow agent and paying all fees and expenses of such current escrow agent.

(iii)  Indemnification.  The Seller and the Purchasers, jointly and severally, shall hold the Escrow Agent harmless from, and indemnify the Escrow Agent against, any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for any claim or demand arising out of the gross negligence or willful misconduct of the Escrow Agent.  The indemnities contained herein shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

(iv)  Fees and Expenses.  The Escrow Agent shall receive payment for services rendered at its normal hourly rates for legal services payable monthly in arrears, and reimbursement for out-of-pocket expenses, all of which amounts shall be deducted from the Escrow Fund if not timely paid upon request therefor made by the Escrow Agent to the Seller and Purchasers.  All fees and expenses related to the services provided by Escrow Agent hereunder will be paid by Purchasers.

(f) Disputes.  If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual agreement of the parties concerned or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the Seller and Purchaser are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records

.  The Company will afford to the Purchaser full access to the properties, books and records of the Company.

Section 4.02 Delivery of Books and Records

.  At the Closing but in no event later than 14 days therefrom, the Company shall deliver to the Purchaser, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Company now in the possession of the Company or its representatives. The Company SEC Filings.

  On or before the Closing Date, the Company shall promptly file with the SEC all necessary disclosure statements required by federal securities law and, at the closing or immediately thereafter, the Company and Purchasers will cause to be filed with the SEC all reports and notifications as may be required by the SEC as a result of the transactions contemplated by this Agreement.

Designation of Directors and Officer.

  On the Closing Date: (a) Kent Campbell will take the position of Chief Executive Officer and Director with the Company, Denis Espinoza will take the position of President, Chief Operating Officer and Director with the Company (c) the existing officer, George I. Norman, III, shall tender his resignation from all officer positions, other than CFO and Mr. Norman shall remain as a member of the Company’s board of directors (d) Jessie Scott Bean shall have resigned as a Director of the Company and (e) Laurie Jo Norman shall resign as a Director of the Company.

Indemnification.

(a) The Company and the Seller, jointly and severally, agree to indemnify and hold harmless the Purchasers (the “the Purchasers Indemnitees”) against any Liabilities incurred or suffered by the Purchasers Indemnitees.  For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is  instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Purchasers Indemnitees or any of them arising from, in connection with or as a result of (a) any false or inaccurate representation or warranty made by or on behalf of the Company in or pursuant to this Agreement; (b) any default or breach in the performance of any of the covenants or agreements made by the Company in or pursuant to this Agreement; (c) the operation of the Company’s business prior to the Closing; (d) any obligation or liability of the Company which is not included in the Company’s financial statements (e) any breach of the contracts prior to the Closing; and (f) any Liabilities arising out of the claims of creditors of the Company or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession.  The indemnification provided for in this section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for two years following the Closing (the “Indemnification Period”).

(b) The Company and Purchasers agree to indemnify and hold harmless the Seller (the “Seller Indemnitees”) against any Liabilities incurred or suffered by the Seller Indemnitees.  For this purpose, “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys' fees and expenses), whether suit is  instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the Seller Indemnitees or any of them arising from, in connection with or as a result of (a) the operation of the Company’s business following the Closing; (b) any breach of the contracts following the Closing; and (c) any Liabilities arising out of the claims of creditors of the Company or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession.  The indemnification provided for in this section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for two years following the Closing (the “Indemnification Period”).

(c) Procedure for Indemnification.  In the event any person or entity not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any lawsuit, which demand, claim or lawsuit may result in Liabilities, the indemnified party shall give written notice to such effect to the indemnifying party promptly upon becoming aware thereof.  In such event, within 20 days after written notice by the indemnified party (the “Notice”) of such demand, claim or lawsuit, the indemnifying party shall have the right, at its sole cost and expense, to take and assume full control of the defense thereof and to hire counsel (which counsel shall be reasonably satisfactory to the indemnified party) to defend any such demand, claim or lawsuit (provided, however, that the failure to give such Notice shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure caused the damages for which the indemnifying party is obligated to be greater than they would otherwise have been had the indemnified party given prompt notice hereunder).  Thereafter, the indemnified party shall be permitted to participate in such defense at its sole cost and expense, provided that, if the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party or if the indemnifying party proposes that the same counsel represent both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the indemnified party shall have the right to retain its own counsel at the cost and expense of the indemnifying party. In the event that the indemnifying party shall fail to respond within 20 days after receipt of the Notice from the indemnified party of any such demand, claim or lawsuit, then the indemnified party may retain counsel and conduct the defense of such demand, claim or lawsuit, as it may in its sole discretion deem proper, at the sole cost and expense of the indemnifying party.  With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid in advance of settlement or final adjudication thereof on a current basis within 30 days of receipt from the indemnified party of such supporting documentation as the indemnifying party may reasonably request.

The Acquisition of the Company Common Stock

.  The Seller, the Company and the Purchasers understand and agree that the consummation of this Agreement including the sale, transfer and issuance of the Company common stock to the Purchasers as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  The Company and the Purchasers agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(d) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each Purchaser shall execute and deliver to the Company a Suitability Letter and an Investment Representation Letter in substantially the same form as that attached hereto as Exhibit A providing representations that the shares of the Company’s common stock to be acquired hereunder are, among other things:

(i) being acquired for investment purposes and not with a view to public resale;

(ii) being acquired for the Purchaser’s own account;

(iii) are restricted securities and may not be resold or otherwise transferred except pursuant to a registration statement or in reliance upon an exemption to registration under the Securities Act of 1933.

Payment of Liabilities.

  The Purchasers shall cause the Company to pay the Norman Note on or before September 30, 2013, subject to Norman first shipping the Company blow mold at expense of Purchasers to the Company at an address specified by Campbell.  The Purchasers shall cause the Company to pay the General Liabilities on or before October 24, 2013.

Assistance with Post-Closing SEC Reports and Inquiries.

 Upon the reasonable request of the Purchasers, after the Closing Date, the Seller shall use its reasonable best efforts to provide such information available to Seller, including information, filings, reports, financial statements or other circumstances of the Company occurring, reported or filed prior to the Closing, as may be necessary or required by the Company for the preparation of the reports that the Company is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by the Purchasers in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  The Purchasers shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by the Purchasers prior to or at the Closing.

Section 5.02 No Governmental Prohibition

.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.03 Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Purchasers after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASERS

The obligations of the Purchasers under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants

.  The representations and warranties made by the Company and the Seller in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, the Seller shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Seller.

Section 6.02 Officer’s Certificate

.  The Purchasers shall have been furnished with certificates dated the Closing Date and signed by the Seller and duly authorized executive officers of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement  or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section 6.03 Good Standing

.  The Purchasers shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that the Company is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition

.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents

.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06 Shareholder Report

The Purchasers shall receive a shareholder’s report reflective of all the Company shareholder’s which does not exceed 2,633,750 shares of the Company common stock issued and outstanding as of the day prior to the Closing Date.

Section 6.07 Other Items

.  The Purchasers shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as the Purchasers may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers

.  The Company and the Purchasers agree that, except as set out on Schedule 7.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  The Company and the Purchasers each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law

.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices

.  Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Purchasers, to:

Kent Campbell
1007 Livingston Loop
The Villages, FL 32162

Denis Espinoza
110 Adams Ave.
Ladson, SC 29456

If to the Company and Seller, to:
George Norman
LILM, Inc.
1115 Gilmer Drive
Salt Lake City, Utah 84105

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees

.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality

.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings

.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Schedules; Knowledge

.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.08 Third Party Beneficiaries

.  This contract is strictly between the Seller, the Company and the Purchasers, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.09 Expenses

.  Subject to Section 7.04 above, whether or not the sale of the Shares is consummated, each of the Seller, Company and the Purchasers will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the sale of the Shares or any of the other transactions contemplated hereby.  The cost of delivering the Company inventory and assets to the Purchasers as directed by Campbell and delivering the books and records of the Company as set forth in Sections 3.02(a), 4.02 and 4.07 above shall be borne and paid by Purchasers.

Section 7.10 Entire Agreement

.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.11 Survival; Termination

.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.12 Counterparts

.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.13 Amendment or Waiver

.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.14 Best Efforts

.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.15 Role of Counsel

.  The Seller, Company and Purchasers acknowledge their understanding that this Agreement and other agreements entered into in connection with the Agreement were prepared at the request of the Purchasers by Legal & Compliance, LLC, counsel for the Purchasers and that such law firm or its attorneys did not represent the Company or the Seller in conjunction with this Agreement or any of the related transactions.  The Seller and the Company  acknowledge that they have had the opportunity to obtain the advice of independent counsel of their choosing prior to his execution of this Agreement and that they have availed themselves of this opportunity to the extent they deemed necessary and advisable.  By their signatures below, the Seller and the Company represent and warrant that they fully understand the terms and provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

By:	THE COMPANY: LILM, Inc.
Name: George I. Norman, III
Title: President, CEO and Chairman

SELLER:
Alewine Limited Liability Company

By:
Name: George I. Norman, III
Title: General Manager

PURCHASER:
Kent Campbell

PURCHASER:
Denis Espinoza

ESCROW AGENT:

Legal & Compliance, LLC

By:
Laura E. Anthony, for the firm

LILM, Inc. (“the Company”)

Share Purchase Agreement

Exhibit and Schedules

INVESTMENT LETTER

LILM, Inc.

Re:           Purchase of shares of Common Stock of the Company

Gentlemen:

In connection with the acquisition by the undersigned of shares of LILM, Inc.’s Common Stock (the “Securities”), the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an “underwriter” within the meaning of the Securities Act.  It is understood that the definition of an “underwriter” focuses on the concept of “distribution” and that any subsequent disposition of the subject Securities can only be effected in transactions which are not considered distributions.  Generally, the term “distribution” is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in Rule 144 promulgated under the Securities Act.  After one year from the date the Securities are fully paid for and the subscription is accepted by the issuer, all as calculated in accordance with Rule 144(d), sales of the Securities in reliance on Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that Rule.  After two year from the date the Securities are fully paid for, as calculated in accordance with Rule 144(d), it can generally be sold without meeting these conditions provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

LILM, Inc.
Page Two

The undersigned acknowledges that the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless it is subsequently registered under the Securities Act or an exemption from such registration is available; the issuer is under no obligation to register the Securities under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 is available, and no assurance is given that it will be, initially only routine sales of such Securities in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that Rule; the issuer is under no obligation to the undersigned to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with Regulation A or some other exemption may be required before the undersigned can sell, transfer, or otherwise dispose of such Securities without registration under the Securities Act; the issuer’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Securities; and the certificate representing the Common Stock composing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE “RESTRICTED SECURITIES” WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

The issuer may refuse to register transfer of the Securities in the absence of compliance with Rule 144 unless the undersigned furnishes the issuer with a “no-action” or interpretative letter from the Securities and Exchange Commission or an opinion of counsel reasonably acceptable to the issuer stating that the transfer is proper; further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, the issuer may refuse to transfer the Securities to any transferee who does not furnish in writing to the issuer the same representations and agree to the same conditions with respect to such Securities as are set forth herein.  The issuer may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee’s representations are not accurate.

Very truly yours,

Dated:
(Subscriber)

(Joint Subscriber)